UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2015

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 10, 2015. There were present at the meeting, either in person or by proxy, holders of 407,496,436 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Ellen R. Alemany	334,304,134	6,336,509	66,855,793
Peter Bisson	338,822,224	1,818,419	66,855,793
Richard T. Clark	338,199,777	2,440,866	66,855,793
Eric C. Fast	338,985,675	1,654,968	66,855,793
Linda R. Gooden	338,876,142	1,764,501	66,855,793
Michael P. Gregoire	334,149,919	6,490,724	66,855,793
R. Glenn Hubbard	336,348,346	4,292,297	66,855,793
John P. Jones	304,811,364	35,829,279	66,855,793
Carlos A. Rodriguez	338,247,927	2,392,716	66,855,793

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
330,262,996	8,647,611	1,730,036	66,855,793

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2015 were as follows:

For	Against	Abstained
400,981,851	5,245,477	1,269,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	Automatic Data Processing, Inc.

	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President